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                                                                   EXHIBIT 11.1

                               GENE LOGIC INC.
         STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


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                                                                                          MARCH 31,
                                                                                  ----------------------
                                                                                  1998               1997
                                                                                  ----               ----
BASIC AND DILUTED:

Weighted average common shares outstanding                                          13,900            638

Net loss                                                                           $(2,111)       $(1,330)

Accretion of mandatory redeemable value of convertible preferred stock                --              186

Net loss attributable to common stockholders                                       $(2,111)       $(1,516)
                                                                                   -------        --------
                                                                                   -------        --------
Net loss per common share                                                          $ (0.15)       $ (2.38)
                                                                                   -------        --------
                                                                                   -------        --------
PRO FORMA:

Weighted average common shares outstanding                                          13,900            638

Dilutive common stock equivalents:

    Convertible securities, using the if-converted method                             --            4,837

Common and common equivalent shares used in the calculation of net loss
    per share                                                                       13,900          5,475
                                                                                   -------        --------
Net loss                                                                           $(2,111)       $(1,330)
                                                                                   -------        --------
Net loss per common and common equivalent share                                    $ (0.15)       $ (0.24)
                                                                                   -------        --------
                                                                                   -------        --------
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